     As filed with the Securities and Exchange Commission on June 21, 1996
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                                    FORM S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933

                              JUST FOR FEET, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Alabama                                   63-0734234
  --------------------------------------  ---------------------------------
 (State or other jurisdiction                       (I.R.S. Employer
 of incorporation or organization)               Identification Number)

                        153 Cahaba Valley Parkway North
                             Birmingham, Alabama 35124
               -------------------------------------------------
                    (Address of principal executive offices)

                      EMPLOYEE INCENTIVE STOCK OPTION PLAN
                 ----------------------------------------------
                            (Full Title of the Plan)

                          Harold Ruttenberg, President
                              Just For Feet, Inc.
                        153 Cahaba Valley Parkway North
                           Birmingham, Alabama 35124
                                (205) 403-8000
                 -----------------------------------------------
                 (Name, address and telephone number, including
                        area code, of agent for service)

                         ______________________________

                              Copies Requested to:

                           Arthur Jay Schwartz, Esq.
                           Smith, Gambrell & Russell
                                   Suite 1800
                           3343 Peachtree Road, N.E.
                            Atlanta, Georgia  30326
                                 (404) 264-2620

                         ______________________________

                        CALCULATION OF REGISTRATION FEE
=====================================================================================
       Title of                        Proposed           Proposed
      Securities          Amount        Maximum           Maximum         Amount of
        to be             to be     Offering Price       Aggregate       Registration
      Registered        Registered   Per Share (1)   Offering Price (1)      Fee
- -------------------------------------------------------------------------------------
Options and
 underlying shares       1,350,000          $51.81         $69,943,500     $24,118.45
 of Common Stock          Shares
- -------------------------------------------------------------------------------------
   (1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the  average of the high and low prices of the Common Stock on the Nasdaq National Market on June 18, 1996.
=====================================================================================

   This Registration Statement covers 1,350,000 additional shares of the $0.0001 par value Common Stock of Just For Feet, Inc. (the "Company") issuable pursuant to the Company's Employee Incentive Stock Option Plan, for which a previously filed Registration Statement on Form S-8 is effective. The contents of the Company's earlier Registration Statement on Form S-8, File No. 33-80578, as filed with the Securities and Exchange Commission on June 22, 1994 are incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.
- ------  ---------------------------------------

    The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

    (a) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996;

    (b) the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1996; and

    (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Securities and
Exchange Commission, pursuant   to the Securities Exchange Act of 1934, on March
4, 1994.

Item 6. Indemnification of Officers and Directors.
- ------  -----------------------------------------

    Section 10-2B-8.51 of the 1994 Alabama Business Corporation Act (the "Alabama Act") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director of the Company against liability incurred in the proceeding if the individual conducted himself in good faith and, in the case of conduct in his official capacity with the Company, reasonably believed that his conduct was in the best interests of the Company or, in all other cases that the conduct was at least not opposed to the best interests of the Company, and, in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful. A corporation may not, however, indemnify a director under section 8.51 of the Alabama Act (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by him.

    Sections 10-2B-8.52 and 10-2B-8.56 of the Alabama Act provide that a corporation shall indemnify a director or officer who was successful in the defense of any proceeding, or of any claim, issue or matter in such proceeding, where he was a party because he is or was a director or officer of the corporation, against reasonable expenses incurred in connection therewith, notwithstanding that he was not successful on any other claim, issue or matter in any such proceeding.

    Sections 10-2B-8.53 and 10-2B-8.56(b) of the Alabama Act provide that a corporation may pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent of the corporation who is a party to a proceeding in advance of final disposition of the proceeding if (i) such individual furnishes the corporation a written affirmation of good faith belief that he met the standard of conduct required for permissive indemnification set forth in section 8.51 of the Alabama Act; (ii) such individual furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that such person did not meet such standard of conduct or is not otherwise entitled to indemnification under section 8.51 unless indemnification is approved by the court under section 8.54; and (iii) a determination would not preclude indemnification under the Alabama Act.

    Article 11 of the Amended and Restated Certificate of Incorporation of Just For Feet, Inc. provides that the Company shall indemnify every director or officer against expenses and liabilities reasonably incurred by him in connection with any claim, action, suit or proceeding to which he is a party by reason of his being or having been a director or officer of the Company, or, at the Company's request, a director, officer, employee or agent of any corporation of which the Company is a shareholder or creditor, provided such director or officer acted in good faith in what he reasonably believed to be the best interest of the Company, and in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Item 8.  Exhibits.
- -------  ---------

    The following exhibits are filed with this Registration Statement.

Exhibit
Number         Description of Exhibit
- ------         ----------------------
     4.1 -    Amendment No. 3 to the Just For Feet, Inc. Employee Incentive Stock Option Plan.

     5.1 -    Opinion of Smith, Gambrell & Russell.

    23.1 -    Consent of Deloitte & Touche LLP (included at page II-4 of this Registration Statement).

    23.2 -    Consent of Smith, Gambrell & Russell (contained in their opinion filed as Exhibit 5.1).

    24.1 -    Power of Attorney of Michael P. Lazarus.

    24.2 -    Power of Attorney of Randall L. Haines.

    24.3 -    Power of Attorney of David F. Bellet.

    24.4 -    Power of Attorney of Bart Starr, Sr.

    24.5 -    Power of Attorney of Robert C. Wabler.

Item 9.  Undertakings.
- ------   ------------

(a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 33-80578 of Just For Feet, Inc. on Form S-8 regarding the Just For Feet, Inc. Employee Incentive Stock Option Plan of our report dated April 12, 1996 appearing in the Annual Report on Form 10-K of Just For Feet, Inc. for the year ended January 31, 1996.


                                                DELOITTE & TOUCHE LLP


Birmingham, Alabama
June 18, 1996

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama, on this 20th day of June, 1996.

                                        JUST FOR FEET, INC.



Date: June 20, 1996                      By:  /s/  Harold Ruttenberg
                                            ------------------------
                                            Harold Ruttenberg, President,
                                            Chief Executive Officer and Director
                                            (Principal Executive Officer)

Date: June 20, 1996                      By:           *
                                            ------------------------
                                            Robert C. Wabler, Executive
                                            Vice President and Chief Financial
                                            Officer (Principal Accounting and
                                            Financial Officer)

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

  Signature                      Title                             Date
  ---------                      -----                             ----


/s/ Harold Ruttenberg           Chairman of the Board           June 20, 1996
- ---------------------------     of Directors, President
Harold Ruttenberg               and Chief Executive Officer



            *                   Executive Vice President,       June 20, 1996
- ---------------------------     Chief Financial Officer
Robert C. Wabler                and Director



            *                   Director                        June 20, 1996
- ---------------------------
Michael P. Lazarus



                      (Signatures continued on next page)

   Signature                             Title              Date
   ---------                             -----              ----


             *                      Director            June 20, 1996
- ---------------------------
Bart Starr, Sr.



            *                       Director             June 20, 1996
- --------------------------
Randall L. Haines



           *                        Director             June 20, 1996
- --------------------------
David F. Bellet



*By:  /s/ Harold Ruttenberg
    --------------------------------
    Harold Ruttenberg, pursuant to a
    power-of-attorney filed as an
    exhibit to this Registration Statement

                                 EXHIBIT INDEX


Exhibit
Number      Description of Exhibit
- ------      ----------------------

  4.1 Amendment No. 3 to the Just For Feet, Inc. Employee Incentive Stock Option Plan.

  5.1       Opinion of Smith, Gambrell & Russell.

 24.1       Power of Attorney of Michael P. Lazarus.

 24.2       Power of Attorney of Randall L. Haines.

 24.3       Power of Attorney of David F. Bellet.

 24.4       Power of Attorney of Bart Starr, Sr.

 24.5       Power of Attorney of Robert C. Wabler.